Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
(i)Registration Statement (Form S3, No. 333-88378) of The Children’s Place, Inc.,
(ii)Registration Statement (Form S-8, No. 333-176569) pertaining to the 2011 Equity Incentive Plan of The Children’s Place Retail Stores, Inc.,
(iii)Registration Statement (Form S-8, No. 333-212158) pertaining to the Third Amended and Restated 2011 Equity Incentive Plan of The Children’s Place, Inc., and
(iv)Registration Statement (Form S-8, No. 333-238284) pertaining to the Fourth Amended and Restated 2011 Equity Incentive Plan of The Children’s Place, Inc.;

of our report dated May 3, 2024 (except for Note 16 and the effects of the rights offering described in Note 12, as to which the date is April 17, 2025), with respect to the consolidated financial statements of The Children’s Place, Inc. and subsidiaries included in this Annual Report (Form 10-K) of The Children’s Place, Inc. and subsidiaries for the year ended February 3, 2024.

/S/ Ernst & Young, LLP

Iselin, New Jersey

April 10, 2026